UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

DELPHI TECHNOLOGIES PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38110	98-1367514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Angel Court

10th Floor

London, EC2R 7HJ

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

011-44- 020-305-74300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Item 5.07                 Submission of Matters to a Vote of Security Holders

On April 25, 2019, Delphi Technologies PLC (the “Company”) held its 2019 Annual General Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below, with final voting results indicated.

1.         Election of Directors. The shareholders elected each of our nominees for one-year terms:

Nominee	For	Against	Abstentions	Broker Non-Votes
Robin J. Adams	71,543,195	43,007	34,766	3,580,772
Joseph S. Cantie	71,557,267	27,710	35,991	3,580,772
Nelda J. Connors	71,003,011	335,106	282,851	3,580,772
Gary L. Cowger	70,840,385	496,261	284,322	3,580,772
Richard F. Dauch	71,415,429	168,899	36,640	3,580,772
David S. Haffner	71,408,201	176,927	35,840	3,580,772
Helmut Leube	71,225,408	359,805	35,755	3,580,772
Timothy M. Manganello	71,096,168	488,722	36,078	3,580,772
Hari N. Nair	71,283,526	300,891	36,551	3,580,772
MaryAnn Wright	71,168,967	169,774	282,227	3,580,772

2.         Independent Auditors. The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the auditors of the Company until the conclusion of the Annual Meeting of the Company to be held in 2020; that Ernst & Young LLP be appointed as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2019; and that the Company’s directors be authorized to determine the fees to be paid to the auditors:

For	Against	Abstentions
74,563,738	320,710	317,292

There were no broker non-votes for this item.

3.         Named Executive Officer Compensation. The shareholders approved, by advisory vote, the compensation of our named executive officers:

For	Against	Abstentions	Broker Non-Votes
70,150,189	1,422,617	48,162	3,580,772

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI TECHNOLOGIES PLC

Date: April 29, 2019	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer